Exhibit 99.2

SELECTED FINANCIAL DATA

The following table sets forth selected consolidated financial and operating data on an historical basis for our company and on a combined historical basis for our company’s Predecessor. The Predecessor is comprised of the real estate activities and holdings of GI Partners related to the properties in our portfolio. We have not presented historical information for our company for periods prior to the consummation of our initial public offering because we did not have any corporate activity until the completion of our initial public offering other than the issuance of shares of common stock in connection with the initial capitalization of our company, and because we believe that a discussion of the results of our company would not be meaningful. The Predecessor’s combined historical financial information includes:

•	the wholly owned real estate subsidiaries and majority-owned real estate joint ventures that GI Partners contributed to our operating partnership in connection with our initial public offering;

•	an allocation of GI Partners’ line of credit to the extent that borrowings and related interest expense relate to (1) borrowings to fund acquisitions of the properties in our portfolio and (2) borrowings to pay asset management fees paid by GI Partners that were allocated to the properties in our portfolio; and

•	an allocation of the asset management fees paid to a related party and incurred by GI Partners, along with an allocation of the liability for any such fees that were unpaid as of December 31, 2003 and an allocation of GI Partners’ general and administrative expenses.

The following data should be read in conjunction with our financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included as Exhibit 99.3 to this Current Report on Form 8-K. Certain prior year amounts have been reclassified to conform to the current year presentation.

	The Company		The Predecessor
	Year Ended December 31, 2005	Period from November 3, 2004 to December 31, 2004	Period from January 1, 2004 to November 2, 2004	Year ended December 31,		Period from February 28, 2001 (inception) through December 31, 2001
				2003	2002
	(revised)	(revised)	(revised)	(revised)
Statement of Operations Data:
Revenues:
Rental	$158,428	$20,121	$63,748	$48,673	$21,203	$—
Tenant reimbursements	37,174	3,992	12,012	8,632	3,894	—
Other	7,103	30	71	4,328	458	12

Total revenues	202,705	24,143	75,831	61,633	25,555	12
Expenses:
Rental property operating and maintenance	41,030	4,790	12,291	8,205	4,997	—
Property taxes	20,992	1,959	6,642	4,479	2,755	—
Insurance	2,728	455	1,296	597	83	—
Interest	37,724	5,316	17,786	10,022	5,249	—
Asset management fees to related party	—	—	2,655	3,185	3,185	2,663
Depreciation and amortization	59,616	6,983	21,806	15,637	7,659	—
General and administrative	12,615	20,766	223	312	249	—
Loss from early extinguishment of debt	1,021	283	—	—	—	—
Other	1,635	57	1,021	2,459	1,249	107

Total expenses	177,361	40,609	63,720	44,896	25,426	2,770

Income (loss) from continuing operations before minority interests	25,344	(16,466)	12,111	16,737	129	(2,758)
Minority interests in consolidated joint ventures of continuing operations	—	(20)	14	(149)	(190)	—
Minority interests in continuing operations of operating partnership	(8,818)	10,274	—	—	—	—

Income (loss) from continuing operations	16,526	(6,212)	12,125	16,588	(61)	(2,758)
(Loss) income from discontinued operations before minority interests	(987)	96	(1,422)	54	—	—
Minority interests attributable to discontinued operations	562	(53)	23	—	—	—

(Loss) income from discontinued operations	(425)	43	(1,399)	54	—	—

Net income (loss)	16,101	(6,169)	$10,726	$16,642	$(61)	$(2,758)

Preferred stock dividends	(10,014)	—

Net income (loss) available to common stockholders	$6,087	$(6,169)

Per Share Data:
Basic income (loss) per share available to common stockholders	$0.25	$(0.30)	$—	$—	$—	$—
Diluted income (loss) per share available to common stockholders	$0.25	$(0.30)	$—	$—	$—	$—
Cash dividend per common share	$1.00	$0.16	$—	$—	$—	$—
Weighted average common shares outstanding:
Basic	23,986,288	20,770,875	—	—	—	—
Diluted	24,221,732	20,770,875	—	—	—	—

	The Company		The Predecessor
	December 31,		December 31,
	2005	2004	2003	2002	2001
Balance Sheet Data:
Net investments in real estate	$1,194,106	$787,412	$391,737	$217,009	$—
Total assets	1,529,170	1,013,287	479,698	269,836	1,893
Notes payable under line of credit	181,000	44,000	44,436	53,000	—
Mortgages and other secured loans	568,067	475,498	253,429	103,560	—
Total liabilities	880,228	584,229	328,303	183,524	903
Minority interests in consolidated joint ventures	206	997	3,444	3,135	—
Minority interests in operating partnership	262,239	254,862	—	—	—
Total stockholders’/owner’s equity	386,497	173,199	147,951	83,177	990
Total liabilities and stockholders’/owner’s equity	$1,529,170	$1,013,287	$479,698	$269,836	$1,893

	The Company	The Company and the Predecessor	The Predecessor
	Year Ended December 31, 2005	Year ended December 31,			Period from February 28, 2001 (inception) through December 31, 2001
		2004	2003	2002
Cash flows from (used in):
Operating activities	$82,848	$44,638	$27,628	$9,645	$(1,867)
Investing activities	(480,815)	(371,277)	(213,905)	(164,755)	(1,881)
Financing activities	404,340	326,022	187,873	158,688	3,748

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